                                                                      Exhibit 24

                               POWER OF ATTORNEY

          We, the undersigned members of the Board of Directors of Chart House Enterprises, Inc., hereby severally constitute Laura Mondrowski and William M. Sullivan, and each of them singly, our true and lawful attorneys with full power of substitution, to sign for us and in our names in the capacities listed below, the Registration Statement on Form S-8 filed herewith and any and all amendments to such Registration Statement, and generally to do all such actions in our names and on our behalf in our capacities as members to enable Chart House Enterprises, Inc. to comply with the provisions of the Securities Act of 1933, as amended, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to such Registration Statement and any and all amendments thereto, including post-effective amendments.

        Signature                                        Title                                          Date
______________________________         President, Chief Executive Officer and Director             August 31, 2000
Thomas J. Walters                      (Principal Executive Officer)

______________________________         Chief Financial Officer                                     August 31, 2000
William M. Sullivan                    (Principal Financial and Accounting Officer)

______________________________         Director                                                    August 31, 2000
Barbara R. Allen

______________________________         Director                                                    August 31, 2000
Linda Walker Bynoe

______________________________         Director                                                    August 31, 2000
William M. Diefenderfer III